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EXHIBIT 28

INFORMATION FROM REPORTS FURNISHED TO STATE INSURANCE REGULATORY
AUTHORITIES
FOREMOST CORPORATION OF AMERICA AND SUBSIDIARIES
DECEMBER 31, 1998

PROPERTY AND CASUALTY INSURANCE
RECONCILIATION OF LOSS RESERVES, STATUTORY SCHEDULE P TO GAAP

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
(In thousands)
Property & casualty consolidated Schedule P reserves                                $83,377
                                                                                -----------
Adjustments for property and casualty GAAP reserves:
  FHSC warranty reserves                                                                  7
  Rounding differences from Schedule P detail to totals                                   1
  Financial Accounting Standards Board Statement No. 113
    adjustment for losses ceded to reinsurance companies                                743
                                                                                -----------
    Total property and casualty GAAP adjustments                                        751
                                                                                -----------
      Consolidated property and casualty
        loss reserves - GAAP - December 31, 1997                                    $84,128
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